Exhibit 99.1
Form of Election To Convert American Depositary Shares (ADSs) representing Fresenius Medical Care AG Preference Shares
The undersigned hereby submits to Fresenius Medical Care AG, the preference share ADSs plus €3.25 per preference share ADSs (the “Conversion Premium”), as indicated in box 3. The undersigned hereby also tenders $               per preference ADS tendered for conversion (the “US Premium Amount”) with respect to each such ADS in order to enable the Exchange Agent to convert a sufficient amount into Euro and to deliver the requisite Conversion Premium amounts to Fresenius Medical Care AG. The undersigned represents and warrants that the undersigned has the power and authority to tender, exchange and convert the tendered preference ADSs and to acquire ordinary ADSs upon conversion. The US Premium Amount is approximately 110% of the U.S. dollar equivalent of the per ADS Conversion Premium, based on an exchange rate of €1 equals $_________ on _________, 2005. The additional 10% U.S. dollar conversion premium payment is required to cover possible currency exchange rate fluctuations during the period up to the date on which the Exchange Agent converts some or all of the Premium Amount into Euro for payment to Fresenius Medical Care AG. At the end of the offer period, any deposit amount remaining of more than ten U.S. dollars ($10.00) will be returned to you without interest. If, however, the offering is not completed, both your payment and deposit will be returned to you without interest. Any amount returned to you will be paid in U.S. dollars and will depend on the prevailing exchange rate at the time funds in the possession of the ADS depositary are converted from Euro to U.S. dollars. Excess premiums of $10 or less shall be retained by the Exchange Agent.
Please complete the back if you would like to transfer ownership or request special mailing.

Œ     Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears above or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

Signature of ADR holder	Date Daytime	Telephone #

Signature of ADR holder	Date Daytime	Telephone #

	SUBSTITUTE FORM W-9

PLEASE CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER BY SIGNING BELOW.

If the Taxpayer ID Number printed above is INCORRECT OR if the space is BLANK write in the CORRECT number here.

Under penalties of perjury. I certify that:
1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. person (including a U.S. resident alien).
Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Signature:                                                                                                                                                                                                                                                                     Date:
Ž     ☐     The undersigned elects to convert
                     ADSs evidenced by ADRs enclosed herewith and
                     ADSs held on the direct registration system maintained by the ADS depositary into ordinary share ADSs (each ordinary share ADS representing one-third of an ordinary share) of Fresenius Medical Care AG.
In connection herewith, the undersigned hereby also delivers an amount equal to $                multiplied by the number of ADSs to which this election relates. To the extent the amount delivered is not sufficient to cover Premium Amount owing, the undersigned agrees that this election will not be valid. The undersigned hereby acknowledges receipt a copy of the prospectus dated                     , 2005.

If you cannot produce some or all of your ADR certificate(s) representing the preference ADSs, you must obtain a lost instrument open penalty surety bond. Please see the reverse side of this form for instructions.
THIS FORM OF ELECTION MUST BE FORWARDED IN SUFFICIENT TIME TO REACH THE DEPOSITARY BY 2:00 P.M. (NY TIME) ON XXXXXXXXXXX, 2006, UNLESS THE PERIOD IS EXTENDED, TO BE DEEMED A VALID ELECTION.
Sign and date this Form of Election. If you are acting in a fiduciary or representative capacity, please indicate so when signing and submit proper evidence of your authority to act as such.
Please return the Form of Election, and Preference ADSs and a US dollar check for the requisite US Premium Amount payable to “JPMorgan Chase Bank, N.A.” to the appropriate address specified on the reverse side under “Where to Forward Your Election Materials.”

FRESENIUS MEDICAL CARE AG
FRESENIUS MEDICAL CARE AG & CO. KGaA
Conversion Offer
To U.S. holders of the
American Depositary Shares representing preference shares of Fresenius Medical Care AG
Fresenius Medical Care AG has offered holders of its non-voting preference shares, including preference shares represented by American Depositary Shares (“ADSs”), the opportunity to convert their preference shares into voting ordinary shares. In order to so convert, holders of preference ADSs must deliver to the Exchange Agent each ADS they desire to convert plus $                for each ADSs (representing an amount equal to approximately 110% of the U.S. dollar equivalent of € 3.25) (the “US Premium Amount”). The additional 10% U.S. dollar premium payment is required to cover possible currency exchange rate fluctuations. After the consummation of the conversion, to the extent the excess premium related to your conversion exceeds US$10, such excess premium will be returned to you. Excess premiums of $10 or less shall be retained by the Exchange Agent. Holders of preference share ADSs will not be charged any depositary fees for the surrender of their preference ADSs or for the issuance of ADSs representing the ordinary shares held upon consummation of the conversion. Fresenius Medical Care AG has agreed to pay the ADS depositary’s cancellation fees on behalf of converting holders.
The U.S. offer will expire at       p.m., New York City time, on                     , 2006, unless it is extended or is withdrawn prior to that time. You may withdraw any preference share ADSs tendered at any time prior to the expiration time.
All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any submission of ADSs will be determined by Fresenius Medical Care AG, in its sole discretion, which determination shall be final and binding on all parties. Fresenius Medical Care AG reserves the absolute right to reject any and all submissions determined by it not to be in proper form or the acceptance of which may, in the opinion of its counsel, be unlawful. Fresenius Medical Care AG also reserves the absolute right to waive any defect or irregularity in any submission of ADSs of any particular holder whether or not similar defects or irregularities are waived in the case of other holders. None of Fresenius Medical Care AG, the ADS depositary, the Exchange Agent or any other person will be under any duty to give notification of any irregularities in submissions or incur any liability for failure to give any such notification. Fresenius Medical Care AG’s interpretation of the terms and conditions of the conversion offer (including this Form of Election and the instructions herein) will be final and binding.
The completion of the offer is subject to certain conditions, as described under “The U.S. Offer — Conditions to the U.S. Offer.” Subject to applicable law and regulations, Fresenius Medical Care AG reserves the right to modify or waive any of such conditions in its discretion.
INSTRUCTIONS FOR COMPLETING THE ADR ELECTION FORM

Œ
Sign, date and include your daytime telephone number in this Form of Election in Box 1 and after completing all other applicable sections return this form and your stock certificate(s) in the enclosed envelope.


PLEASE SIGN IN BOX 2 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 2 and sign to certify. Please note that the Exchange Agent may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non - U.S. Taxpayer, please complete and return form W-8BEN.

Ž
Please insert the number of certificated and/or direct registration statement (i.e. book-entry on the books of the ADS depositary) ADSs you wish to convert and for which you are including the requisite US Premium Amount.

	If you want your ordinary ADSs to be issued in another name, complete the Special Transfer Instructions in Box 4. Signature(s) in Box 6 must be medallion guaranteed.

	Fill in Box 5 if you want your ordinary ADSs to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card.

‘	If you cannot produce some or all of your preference ADSs certificate(s), you must obtain a lost instrument open penalty surety bond and file it with the ADS depositary.
To do so through the ADS depositary, complete Box 6 on the other side of this form, including the lost securities premium and service fees calculations, and return the form together with your payment as instructed. Please print clearly. Alternatively, you may obtain a lost instrument open penalty surety bond from an insurance company of your choice that is rated A+XV or better by A. M. Best & Company. In that instance, you would pay a surety premium directly to the surety bond provider you select and you would pay the ADS depositary its service fee only. Please contact us at the number provided on the reverse side for further instructions on obtaining your own bond.

BOX 
Special Transfer Instructions

If you want the direct registration statement reflecting your ordinary shares ADSs to be issued in another name, fill in this section with the information for the new account name.	Signature Guarantee Medallion

Name (Please Print First, Middle & Last Name)	(Title of Officer Signing this Guarantee)

Address (Number and Street)	(Name of Guarantor — Please Print)

(City, State & Zip Code)	(Address of Guarantor Firm)

(Tax Identification or Social Security Number)

BOX 
Special Mailing Instructions
Fill in ONLY if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card. Mail ADSs to:

Name (Please Print First, Middle & Last Name)

Address (Number and Street)

(City, State & Zip Code)

(A Medallion Signature Guarantee may be executed by an eligible commercial or savings bank, trust company, credit union or brokerage firm. A Notary Public seal is not acceptable.)

BOX ‘	AFFIDAVIT OF LOST, MISSING OR DESTROYED ADR(S) AND AGREEMENT OF INDEMNITY THIS AFFIDAVIT IS INVALID IF NOT SIGNED BELOW AND A CHECK IS NOT INCLUDED
TOTAL ADSs LOST F
Please Fill In Certificate No(s). if Known	Number of ADSs

Attach separate schedule if needed
TOTAL ADSs LOST F
Please Fill In Certificate No(s). if Known	Number of ADSs

Attach separate schedule if needed

By signing this form I/We swear, depose and state that: I/We am/are the lawful owner(s) of the certificate(s) hereinafter referred to as the “securities” described in the Form of Election. The securities have not been endorsed, pledged, cashed, negotiated, transferred, assigned, or otherwise disposed of. I/We have made a diligent search for the securities and have been unable to find it or them and make this Affidavit for the purpose of inducing the sale, exchange, redemption, or cancellation of the securities, as outlined in the Form of Election, without the surrender of the original(s), and also to request and induce Federal Insurance Company to provide suretyship for me to cover the missing securities under its Blanket Bond # 8302-00-67. I/We hereby agree to surrender the securities for cancellation should I/We, at any time, find the securities.
I/We hereby agree for myself/ourselves, my/our heirs, successors, assigns and personal representatives, in consideration of the proceeds of the sale, exchange, redemption or cancellation of the securities, and the aforementioned suretyship, to indemnify, protect and hold harmless Federal Insurance Company (the Surety), JPMorgan Chase Bank, N.A., Fresenius Medical Care AG, Fresenius Medical Care AG & Co. KGaA, and each of their respective agents and representatives, from and against any and all loss, costs, and damages including court costs and attorney’s fees, which they may be subject to or liable for in respect to the sale, exchange, redemption, or cancellation of the securities without requiring surrender of the original securities. The rights accruing to the parties under the preceding sentence shall not be limited or abridged by their negligence, inadvertence, accident, oversight, breach or failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or may have occurred, I/We agree that this Affidavit and Indemnity Agreement is to become part of Blanket Bond # 8302-00-67 underwritten by Federal Insurance Company.
Any person who, knowingly and with intent to defraud any insurance company or other person, files an application or statement of claim, containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to civil penalties as prescribed by law.

X Signed by Affiant (ADS holder)		on this (date)
	(Deponent) (Indemnitore) (Heirs Individually)		Month	Day	Year

Social Security #	Date	Notary Public

Lost Securities Surety Premium/Service Fee Calculation
The following formula should be used to calculate the surety premium, if any, and service fee that you must submit with this form.
1.	Calculate the ADR value of the lost ADRs by multiplying the number of ADSs represented by the ADRs that are lost by the Cash Rate:
•	Enter number of ADS(s) lost X (Cash Rate) $XXXXX.XX = $ ADS value

•	If the ADS value exceeds $500,000, or if the ADR holder is foreign or deceased, do not complete this affidavit. Complete only the Form of Election and contact JPMorganADR Investor Services regarding the lost ADR(s).
2.	Only calculate a Surety Premium if the ADS value exceeds $3,000.00, otherwise enter zero (0) on the Surety Premium line below.
•	The surety premium equals 1% (.01) of the ADS value noted in line 1 above: $ X (1%) or (.01) = $ Surety Premium
3.	Add the service fee based on the ADS value fee guide noted below $ Service Fee
•	If the ADS value is less than or equal to $250.00, the Service Fee = $50.00

•	If the ADS value is greater than $250.00 but less than or equal to $3,000.00, the Service Fee = $100.00

•	If the ADS value is greater than $3,000.00, the Service Fee = $200.00
4.	Total amount due (add lines 2 & 3) Total Amount
Please enclose a money order, certified check or cashiers’ check for the required amount, made payable to “JPMorgan Chase Bank, N.A., as ADSs depositary”
HOW TO CONTACT JPMORGAN CHASE BANK, N.A.
By Telephone — 9 a.m. to 6 p.m. New York Time, Monday through Friday, except for bank holidays:
From within the U.S., Canada or Puerto Rico:
1-888-444-6789 (Toll Free)
From outside the U.S.:
1-201-680-6630 (Collect)
WHERE TO FORWARD YOUR ELECTION MATERIALS

By Regular Mail:	By Overnight Courier or Registered	By Hand:
JPMORGAN CHASE BANK, N.A.	Insured Mail:	JPMORGAN CHASE BANK, N.A.
Attn: Reorganization Dept.	JPMORGAN CHASE BANK, N.A.	Attn: Reorganization Dept.
P.O. Box 3301	Attn: Reorganization Dept.	120 Broadway, 13th Floor
South Hackensack, NJ 07606	480 Washington Boulevard	New York, NY 10271
Mail Drop—Reorg
Jersey City, NJ 07310